SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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MONOLITHIC POWER SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MONOLITHIC POWER SYSTEMS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 21, 2009

To the Stockholders of Monolithic Power Systems, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Monolithic Power Systems, Inc. (the “Company”), a Delaware corporation, will be held on Thursday, May 21, 2009, at 10:00 a.m., Pacific Daylight Time, at the Company’s corporate headquarters, 6409 Guadalupe Mines Road, San Jose, CA 95120, for the following purposes:

1.	To elect two Class II directors to serve for three years or until their respective successors are duly elected and qualified.

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on March 23, 2009 are entitled to notice of and to vote on the matters listed in this Notice.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy card as promptly as possible in the postage-paid envelope enclosed for that purpose, as instructed on the proxy card. Any stockholder attending the meeting may vote in person even if he or she has already returned a proxy.

By Order of the Board of Directors,

/s/ Adriana Chiocchi
Adriana Chiocchi Corporate Secretary

San Jose, California

April 2, 2009

YOUR VOTE IS IMPORTANT

To assure your representation at the Annual Meeting, please complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope, which requires no postage if mailed in the United States.

MONOLITHIC POWER SYSTEMS, INC.

PROXY STATEMENT

FOR

2009 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING

SOLICITATION AND VOTING

General

This Proxy Statement is being furnished to holders of common stock, par value $0.001 per share (the “Common Stock”), of Monolithic Power Systems, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 21, 2009 at 10:00 a.m., Pacific Daylight Time, and at any adjournment or postponement thereof for the purpose of considering and acting upon the matters set forth herein. The Annual Meeting will be held at the Company’s corporate headquarters, located at 6409 Guadalupe Mines Road, San Jose, CA 95120. The telephone number at that location is (408) 826-0600.

This Proxy Statement, the accompanying form of proxy card and the Company’s Annual Report to Stockholders are first being mailed on or about April 9, 2009 to all stockholders of record at the close of business on March 23, 2009 (the “Record Date”).

Record Date; Outstanding Shares

Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. Such stockholders are entitled to cast one vote for each share of Common Stock held as of the Record Date on all matters properly submitted for the vote of stockholders at the Annual Meeting. On the Record Date, 33,868,682 shares of the Company’s Common Stock were issued and outstanding. No shares of the Company’s Preferred Stock were issued and outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of the Common Stock, see the section of this Proxy Statement entitled “Security Ownership of Certain Beneficial Owners and Management.”

Procedure for Submitting Stockholder Proposals

Requirements for stockholder proposals to be considered for inclusion in the Company’s proxy materials. Proposals of stockholders of the Company which are to be presented by such stockholders at the Company’s 2010 annual meeting of stockholders must meet the stockholder proposal requirements contained in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and must be received by the Company no later than December 10, 2009 in order that they may be included in the Proxy Statement and form of proxy relating to that meeting. Such stockholder proposals should be submitted to the Company’s principal executive office located at 6409 Guadalupe Mines Road, San Jose, CA 95120, Attention: Corporate Secretary.

Requirements for stockholder proposals to be brought before an annual meeting. If a stockholder wishes to present a proposal at the Company’s 2010 annual meeting, and the proposal is not intended to be included in the Company’s proxy statement relating to that meeting, the stockholder must give advance notice to the Company prior to the deadline for such meeting determined in accordance with the Company’s Bylaws. Under the Company’s Bylaws, in order to be deemed properly presented, notice of proposed business must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company not fewer than 90 or more than 120 calendar days before the one year anniversary of the date on which the Company first mailed its proxy statement to stockholders in connection with the previous year’s annual meeting of stockholders (the “Notice Period”). As a result, the Notice Period for the Company’s 2010 annual meeting will begin on December 10, 2009 and end on January 9, 2010. However, in the event the date of the 2010 annual meeting will be changed by more than 30 days from the date of the prior year’s meeting, notice by the stockholder to be timely must be so received not later than the close of business on the later of: (1) 90 calendar days in advance of such annual meeting and (2) 10 calendar days following the date on which public announcement of the date of the meeting is first made. A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (c) the class and number of shares of the Company that are beneficially owned by the stockholder, (d) any material interest of the stockholder in such business, and (e) any other information that is required to be provided by the stockholder pursuant to Rule 14a-8 of the 1934 Act, in his or her capacity as a proponent to a stockholder proposal. If a stockholder gives notice of such a proposal after the Notice Period, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

Voting

Voting prior to the Annual Meeting. Most stockholders have three options for submitting their votes prior to the Annual Meeting: (1) via the Internet, (2) by telephone or (3) by mail. If you have Internet access, the Company encourages you to record your vote on the Internet. It is convenient, and it saves the Company significant postage and processing costs. In addition, when voting via the Internet or by telephone prior to the meeting date, your vote is recorded immediately, and there is no risk that postal delays will cause your vote to arrive late, and therefore not be counted. All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards. If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxies in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

Voting by attending the meeting. A stockholder may also vote his or her shares in person at the Annual Meeting. A stockholder planning to attend the Annual Meeting should bring proof of identification for entrance to the Annual Meeting. If a stockholder attends the Annual Meeting, he or she may also submit his or her vote in person, and any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts at the Annual Meeting.

Changing vote; revocability of proxy. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by: (1) filing a written notice of revocation bearing a later date than the proxy with the Secretary of the Company at or before the taking of the vote at the Annual Meeting, (2) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy card must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to the Secretary of the Company or should be sent so as to be delivered to Monolithic Power Systems, Inc., 6409 Guadalupe Mines Road, San Jose, CA 95120, Attention: Corporate Secretary.

Expenses of Solicitation

The Company will bear all expenses of this solicitation, including the cost of preparing and mailing this solicitation material. The Company may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of the Company may also solicit proxies in person or by telephone, letter, e-mail, telegram, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. The Company’s costs for such services, if retained, will not be significant.

Quorum; Required Votes; Abstentions; Broker Non-Votes

Holders of a majority of the outstanding shares entitled to vote must be present at the Annual Meeting in order to have the required quorum for the transaction of business. Stockholders are counted as present at the meeting if they: (1) are present in person or (2) have properly submitted a proxy card or voted by telephone or by using the Internet. If the shares present at the meeting do not constitute the required quorum, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

The required votes to approve the proposals to be considered at this Annual Meeting are as follows:

•	The affirmative vote of a plurality of the votes duly cast is required for the election of directors.

•	The affirmative vote of a majority of the votes duly cast is required to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company.

Under the General Corporation Law of the State of Delaware, both abstaining votes and broker non-votes are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting. An abstaining vote is not counted as a vote cast for the election of directors, but is counted as a vote cast against proposals requiring approval by a majority of the votes cast, such as the ratification of our independent registered public accounting firm. A broker non-vote is not counted as a vote cast for the election of directors or proposals requiring approval by a majority of the votes cast and, therefore, does not have the effect of a vote against such proposals. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

PROPOSAL ONE

ELECTION OF DIRECTORS

Classified Board of Directors; Nominees

The Company’s Board currently consists of eight persons. As of the date of the Annual Meeting, the size of the Company’s Board will be reduced to seven persons. Our certificate of incorporation provides for a classified Board consisting of three classes of directors, each serving staggered three-year terms. As a result, a portion of our Board will be elected each year for three-year terms.

Two Class II directors are to be elected to the Board at the Annual Meeting. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the Board’s nominees, James C. Moyer and Karen A. Smith Bogart. Mr. Moyer is standing for re-election to the Board. Ms. Smith Bogart is standing for election for the first time. Ms. Smith Bogart was appointed to the Board on May 2007 to fill a vacancy on the Board. In connection with the reduction in the size of the Board, it has been agreed that Alan Earhart shall not stand for re-election to the Board. Each person nominated for election has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board to fill the vacancy. The term of office of each person elected as a Class II director will continue for three years or until his successor has been duly elected and qualified. If elected, the term for Mr. Moyer and Ms. Smith Bogart will expire at the 2012 annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED ABOVE.

Information Regarding Nominees and Other Directors

Name	Age	Director Since	Principal Occupation
Michael R. Hsing	49	1997	President, Chief Executive Officer and Director
James C. Moyer	66	1998	Chief Design Engineer and Director/Nominee
Herbert Chang(1)(3)	46	1999	Director
Umesh Padval(1)(2)	51	2003	Director
Alan Earhart	65	2004	Director
Victor K. Lee(2)	52	2006	Director
Douglas McBurnie(2)(3)	66	2007	Director
Karen A. Smith Bogart(1)(3)	51	2007	Director/Nominee

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Nominating Committee

Nominees for Class II Directors Whose Term Expires in 2009

James C. Moyer has served on our Board since October 1998 and has served as our Chief Design Engineer since September 1997. Before joining our Company, from June 1990 to September 1997, Mr. Moyer held a senior technical position at Micrel, Inc. Prior to that, Mr. Moyer held senior design engineering positions at Hytek Microsystems Inc., National Semiconductor Corporation, and Texas Instruments Inc. Mr. Moyer holds a B.A.E.E. from Rice University.

Karen A. Smith Bogart has served on our Board since May 2007. Ms. Smith Bogart is President of Pacific Tributes Inc., a start-up firm located in Santa Barbara, CA. From 2003 to 2006, Ms. Smith Bogart was Chairman and President, Greater Asia Region and Senior Vice President of Eastman Kodak Company, located in Shanghai, PRC. She previously managed many of Eastman Kodak’s largest global businesses, including Kodak Professional Imaging, Consumer Printing, and Consumer Cameras and Batteries. Ms. Smith Bogart holds a B.A. in Political Science from the State University of New York at Geneseo; a Masters in Industrial and Labor Relations from Cornell University; and an M.B.A. from the University of Rochester.

Class II Director Whose Term Expires in 2009.

Alan Earhart has served on our Board since September 2004. Mr. Earhart is currently an independent consultant and has been a retired partner of PricewaterhouseCoopers LLP since 2001. From 1970 to 2001, Mr. Earhart held a variety of positions with Coopers & Lybrand LLP and its successor entity, PricewaterhouseCoopers LLP, an accounting and consulting firm, including most recently the position of Managing Partner for PricewaterhouseCoopers’ Silicon Valley office. Mr. Earhart also serves on the board of directors and audit committees of Brocade Communications Systems, Macrovision Solutions Corporation and NetApp, serving as chairman of the audit committee for Macrovision Solutions Corporation. Mr. Earhart previously served on the board of directors of NetScreen Technologies, Quantum Corp and Foundry Networks. Mr. Earhart holds a B.S. in accounting from the University of Oregon.

Incumbent Class III Directors Whose Term Expires in 2010.

Herbert Chang has served on our Board since September 1999. Mr. Chang has been the President of InveStar Capital, Inc. since April 1996, Chief Executive Officer of C Squared Management Corporation since April 2004, and is currently a Managing Member of Growstar Associates, Ltd., which is the General Partner and the Fund Manager of VCFA Growth Partners, L.P. The companies for which Mr. Chang is involved focus on investing in companies in the semiconductor, telecommunications and networking, software, and/or Internet industries. Mr. Chang serves on the board of directors of Marvell Technology Group Ltd., and a number of private companies. Mr. Chang received a B.S. in geology from National Taiwan University and an M.B.A. from National Chiao Tung University in Taiwan.

Michael R. Hsing has served on our Board and as our President and Chief Executive Officer since founding Monolithic Power Systems in August 1997. Before founding our Company, Mr. Hsing held senior technical positions at companies such as Supertex, Inc. and Micrel, Inc. Mr. Hsing is an inventor on numerous patents related to the process development of bipolar mixed-signal semiconductor manufacturing. Mr. Hsing holds a B.S.E.E. from the University of Florida.

Incumbent Class I Directors Whose Term Expires in 2011

Victor K. Lee has served on our Board since September 2006. Mr. Lee currently serves as Chief Financial Officer and Secretary of Ambarella, Inc., a fabless semiconductor company. From December 2002 through June 2007, Mr. Lee served as Chief Financial Officer and Secretary of Leadis Technology Inc., a fabless semiconductor company. From February 2001 until December 2002, Mr. Lee was engaged as an independent consultant and from December 1999 to January 2001, Mr. Lee served as the Chief Financial Officer and Secretary of SINA Corporation, an Internet portal network company. From September 1998 to August 1999, Mr. Lee was the Vice President and Acting Chief Financial Officer of VLSI Technology, Inc., a semiconductor manufacturer, and from 1997 to 1998, Vice President, Corporate Controller of VLSI Technology, Inc. From 1989 to 1997, Mr. Lee was a finance director at Advanced Micro Devices, Inc. Mr. Lee holds a B.S. in Industrial Engineering and Operations Research and an M.B.A. from the University of California, Berkeley.

Umesh Padval has served on our Board since April 2003. Mr. Padval is currently an Operating Partner at Bessemer Venture Partners. From September 2004 to August 2007, Mr. Padval was the Executive Vice President of the Consumer Products Group at LSI Logic Corporation, a producer of communications, consumer, and storage semiconductors and Senior Vice President of the Broadband Entertainment Division at LSI from June 2001 to August 2004. Mr. Padval served as the President of C-Cube Microsystems’ Semiconductor Division from October 1998 to May 2000 and served as Chief Executive Officer and Director of C-Cube Microsystems Incorporated from May 2000 until June 2001, when C-Cube was sold to LSI. Prior to joining C-Cube, Mr. Padval held senior management positions at VLSI Technology, Inc. and Advanced Micro Devices, Inc. Previously, he served on the boards of Elantec Corporation and Pictos Technologies and is currently on the boards of Entropic Communications Incorporated, IDT Corporation and several privately held companies. Mr. Padval holds a Bachelor of Technology from the Indian Institute of Technology, Mumbai, and a Masters in Engineering from Stanford University.

Douglas McBurnie has served on our Board since May 2007. Mr. McBurnie is a retired semiconductor executive with over 35 years of industry experience. Since 1998, Mr. McBurnie served as a consultant to and director for several public and private technology companies. From 1997 to 1998, he was Senior Vice President, Computer, Consumer & Network Products Group of VLSI Technology, Inc. From 1994 to 1997, Mr. McBurnie served as Vice President and General Manager of several divisions at National Semiconductor. He currently serves on the Board of Directors of Leadis Technology. Mr. McBurnie holds a B.A. degree from Baldwin Wallace College.

There is no family relationship among any of our executive officers, directors and nominees.

Director Independence

The Board has determined that each of Karen A. Smith Bogart, Herbert Chang, Alan Earhart, Victor K. Lee, Douglas McBurnie and Umesh Padval are “independent” under the applicable listing standards of The NASDAQ Stock Market (“NASDAQ”).

Board Meetings and Committees

The Board held a total of seven (7) meetings during 2008. During 2008, each director attended at least 75% of the meetings of the Board and the committees upon which such director served.

Audit Committee. The Board has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the 1934 Act, which currently consists of three members: Victor K. Lee, Douglas McBurnie and Umesh Padval. Mr. Lee is the chairman of the Audit Committee. This committee oversees the Company’s financial reporting process and procedures, is responsible for the appointment and terms of engagement of the Company’s independent registered public accounting firm, reviews and approves the Company’s financial statements, and coordinates and approves the activities of the Company’s independent registered public accounting firm. The Board has determined that Mr. Lee is an “audit committee financial expert,” as defined under the rules of the Securities and Exchange Commission (“SEC”), and all members of the Audit Committee are “independent” in accordance with the applicable SEC regulations and the applicable listing standards of NASDAQ. The Audit Committee held six (6) meetings during 2008. The Audit Committee acts pursuant to a written charter adopted by the Board, which is available in the “Investor Relations” section of our website at http://www.monolithicpower.com.

Compensation Committee. The Board has designated a Compensation Committee consisting of three members: Karen A. Smith Bogart, Herbert Chang, and Umesh Padval. Mr. Padval is the chairman of the Compensation Committee. This committee is responsible for providing oversight of the Company’s compensation policies, plans and benefits programs and assisting the Board in discharging its responsibilities relating to (a) oversight of the compensation of the Company’s Chief Executive Officer and other executive officers, and (b) approving and evaluating the executive officer compensation plans, policies and programs of the Company. The committee also assists the Board in administering the Company’s 2004 Equity Incentive Plan and 2004 Employee Stock Purchase Plan. The committee may delegate authority to subcommittees when appropriate. All members of the Compensation Committee are “independent” in accordance with the applicable listing standards of NASDAQ. The Compensation Committee held seven (7) meetings during 2008. The Compensation Committee acts pursuant to a written charter adopted by the Board, which is available in the “Investor Relations” section of our website at http://www.monolithicpower.com.

Nominating Committee. The Board has designated a Nominating Committee consisting of three members: Karen A. Smith Bogart, Herbert Chang and Douglas McBurnie. Ms. Smith Bogart is the chairwoman of the Nominating Committee. This committee is responsible for the development of general criteria regarding the qualifications and selection of Board members, recommending candidates for election to the Board, developing overall governance guidelines and overseeing the overall performance of the Board. All members of the Nominating Committee are “independent” in accordance with the applicable listing standards of NASDAQ. The Nominating Committee held three (3) meetings in 2008. The Nominating Committee acts pursuant to a written charter adopted by the Board, which is available in the “Investor Relations” section of our website at http://www.monolithicpower.com.

Nomination Process

The Board has adopted guidelines for the identification, evaluation and nomination of candidates for director. The Nominating Committee considers the suitability of each candidate, including any candidates recommended by stockholders holding at least 5% of the outstanding shares of the Company’s voting securities continuously for at least 12 months prior to the date of the submission of the recommendation for nomination. If the Nominating Committee wishes to identify new independent director candidates for Board membership, it is authorized to retain and approve fees of third party executive search firms to help identify prospective director nominees. In evaluating the suitability of each candidate, the Nominating Committee will consider issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. While there are no specific minimum qualifications for director nominees, the ideal candidate should (a) exhibit independence, integrity, and qualifications that will increase overall Board effectiveness, and (b) meet other requirements as may be required by applicable rules, such as financial literacy or expertise for audit committee members. The Nominating Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination. After completing its review and evaluation of director candidates, the Nominating Committee recommends to the Board the director nominees for selection.

A stockholder that desires to recommend a candidate for election to the Board should direct such recommendation in writing to Monolithic Power Systems, Inc., 6409 Guadalupe Mines Road, San Jose, CA 95120, Attention: Corporate Secretary and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person’s ownership of Company stock.

Stockholder Communications

The Board has approved a Stockholder Communication Policy to provide a process by which stockholders may communicate directly with the Board or one or more of its members. You may contact any of our directors by writing to them, whether by mail or express mail, c/o Monolithic Power Systems, Inc., 6409 Guadalupe Mines Road, San Jose, CA 95120, Attention: Corporate Secretary. Any stockholder communications that the Board is to receive will first go to the Corporate Secretary, who will log the date of receipt of the communication as well as the identity of the correspondent in the Company’s stockholder communications log. The Corporate Secretary will review, summarize and, if appropriate, draft a response to the communication in a timely manner. The Corporate Secretary will then forward copies of the stockholder communication to the Board member(s) (or specific Board member(s) if the communication is so addressed) for review, provided that such correspondence concerns the functions of the Board or its committees or otherwise requires the attention of the Board or its members.

Attendance at Annual Meetings of Stockholders by the Board of Directors

Although we do not have a formal policy regarding attendance by members of the Board at our annual meetings of stockholders, directors are encouraged to attend our annual meetings of stockholders. Three of our directors attended our 2008 Annual Meeting.

Code of Ethics and Business Conduct

The Company has adopted a Code of Ethics and Business Conduct, which is applicable to our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Code of Ethics and Business Conduct is available in the “Investor Relations” section of our website at http://www.monolithicpower.com. The Company will disclose on its website any amendment to the Code of Ethics and Business Conduct, as well as any waivers of the Code of Ethics and Business Conduct, that are required to be disclosed by the rules of the SEC or NASDAQ.

Director Compensation

In July 2008, the Board adopted a revised compensation plan for the Company’s independent directors. The plan was based on a study conducted by First Niagara, an independent consulting company hired by the Board, in which the salaries of comparable companies were used to determine the compensation plan for the Company’s independent directors. The revised compensation plan was adopted after reviewing the market data of our competitors and to reflect the time commitments our independent directors are asked to make to the Company. The annual compensation plan provides a common base fee for each independent director, as well as additional fees for service on the various committees and supplemental fees for the role of committee chairman, as follows (all fees below per annum):

Base Fee	$30,000
Nominating Committee Chairman	$6,000
Nominating Committee Member	$3,000
Audit Committee Chairman	$15,000
Audit Committee Member	$7,500
Compensation Committee Chairman	$8,000
Compensation Committee Member	$4,000

Each year, on the date of the first meeting of the Board or Compensation Committee, as applicable, for the fiscal year, the Company grants each non-employee director who has been on the Board for at least six months an option to purchase 25,000 shares of Common Stock, with such grant to be effective as of the first day that the Company’s trading window re-opens (or as of the date of the meeting of the Board or Compensation Committee, as applicable, if the Company’s trading window is open on such date) and which option fully vests on the anniversary of the date of grant and is otherwise governed by the terms of our 2004 Equity Incentive Plan. Additionally, the Company grants each new non-employee director an option to purchase 40,000 shares of Common Stock when joining the Board, which option vests over a term of two years and is otherwise governed by the terms of the 2004 Equity Incentive Plan. The size and vesting schedule of the equity awards were selected following a review of competitive market data.

In March 2009, in connection with the agreement that Mr. Earhart would not stand for re-election to the Board, the Board authorized the full acceleration of vesting of Mr. Earhart’s options and the extension of the post-termination exercise period of Mr. Earhart’s options to one year from the date of his termination of service as a director. The Board believes that the acceleration of vesting and extension of post-termination exercise period is appropriate in recognition of Mr. Earhart’s past service to the Company.

The following table sets forth the total compensation paid by the Company to each non-employee director for fiscal 2008. Mr. Hsing and Mr. Moyer, who are our employees, did not receive additional compensation for their services as a director. However, they had a role in setting director compensation for our independent directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards($)(1)	Total ($)
Karen A. Smith Bogart(2)	28,750	191,781	220,531
Herbert Chang(3)	35,375	122,675	158,050
Alan Earhart(4)	41,250	122,675	163,925
Victor Lee(5)	31,875	173,692	205,567
Douglas McBurnie(6)	36,250	191,781	228,031
Umesh Padval(7)	31,500	122,675	154,175

(1)

Reflects the dollar amount recognized for financial statement reporting purposes (disregarding an estimate of forfeitures related to service-based vesting conditions) for fiscal 2008, in accordance with FAS 123(R), and thus may include amounts from awards granted in and prior to 2008. As incumbent members of the

Board, each of Messrs. Chang, Earhart, Lee, McBurnie and Padval and Ms. Smith Bogart were granted an option to purchase 15,000 shares of common stock at an exercise price of $23.05 on May 22, 2008, the date of grant. The assumptions used to calculate the value of stock awards are set forth under Note 7 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal 2008 filed with the SEC on February 27, 2009. Each of the grants had a grant date fair market value of $126,747. Mr. Earhart’s amount does not reflect the impact, if any, of the acceleration of vesting and extension of post-termination exercise period authorized by the Board in March 2009.

(2)	At December 31, 2008, the aggregate number of outstanding options held by Ms. Smith Bogart totaled 45,000.
(3)	At December 31, 2008, the aggregate number of outstanding options held by Mr. Chang totaled 140,000.
(4)	At December 31, 2008, the aggregate number of outstanding options held by Mr. Earhart totaled 30,000.
(5)	At December 31, 2008, the aggregate number of outstanding options held by Mr. Lee totaled 60,000.
(6)	At December 31, 2008, the aggregate number of outstanding options held by Mr. McBurnie totaled 45,000.
(7)	At December 31, 2008, the aggregate number of outstanding options held by Mr. Padval totaled 62,097.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of the Board has appointed Deloitte & Touche, LLP (“Deloitte & Touche”) as the independent registered public accounting firm of the Company for the fiscal year ended December 31, 2009. Deloitte & Touche has audited the Company’s financial statements since the Company’s 1999 fiscal year. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company and its stockholders. If the stockholders do not ratify the appointment of Deloitte & Touche, the Audit Committee may reconsider its selection.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE, LLP AS THE COMPANY’S REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM.

Accounting Fees

The following table shows the fees expensed by the Company for the audit and other services provided by Deloitte & Touche for fiscal years 2008 and 2007 (in thousands):

	2008	2007
Audit Fees	$1,022	$1,211
Audit-Related Fees	—	—
Tax Fees	—	72
All other Fees	—	—

Total	$1,022	$1,283

Audit Fees. In 2008 and 2007, audit fees consisted of fees billed for professional services rendered for the audit of the Company’s annual financial statements and review of the interim financial statements included in the quarterly reports and the audit of the Company’s internal control over financial reporting.

Audit fees also include services that are normally provided by the independent auditors in connection with foreign statutory and regulatory filings and advice on audit and accounting matters that arise during, or as a result of, the audit or the review of interim financial statements, including the application of proposed accounting rules, statutory audits required by non-U.S. jurisdictions and the preparation of an annual “management letter” containing observations and discussions on internal control matters.

Tax Fees. This category consists of professional services for tax compliance and advice.

Pre-Approval of Audit and Non-Audit Services

The charter of the Company’s Audit Committee requires that the Audit Committee pre-approve all audit and non-audit services provided to the Company by its independent registered public accounting firm or subsequently approve non-audit services in those circumstances where a subsequent approval is necessary and permissible. All such services for fiscal 2008 and fiscal 2007 were pre-approved by the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 13, 2009 information relating to the beneficial ownership of the Company’s common stock or shares exchangeable into the Company’s common stock by: (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of the Company’s common stock, (ii) each director (or nominee), (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers as a group.

Unless otherwise indicated, the address of each beneficial owner listed below is Monolithic Power Systems, Inc., 6409 Guadalupe Mines Road, San Jose, CA 95120.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned(1)
Executive Officers and Directors:
Michael R. Hsing(2)	1,430,748	4%
C. Richard Neely, Jr.(3)	178,374	1%
Deming Xiao(4)	274,431	1%
Maurice Sciammas(5)	467,879	1%
Adriana Chiocchi(6)	56,475	*
Karen A. Smith Bogart(7)	15,000	*
Herbert Chang(8)(9)	548,207	2%
Alan Earhart(10)	15,000	*
Victor K. Lee(11)	45,000	*
Douglas McBurnie(12)	15,000	*
James C. Moyer(13)	1,498,532	4%
Umesh Padval(14)	47,097	*

All directors and executive officers as a group (12 persons)(15)	4,591,743	15%

Other 5% shareholders:
FMR LLC, 82 Devonshire Street, Boston, MA 02109(16)(20)	2,086,649	6%
Shares associated with Kingdom Ridge Capital, LLC., 81 Main Street, Suite 209, White Plains, NY 10601(17)(20)	1,788,100	5%
Rainier Investment Management, Inc.; 601 Union Street, Suite 2801, Seattle, WA 98101(18)(20)	1,753,950	5%
TimesSquare Capital Management, LLC, 1177 Avenue of the Americas, 29th Floor, New York, NY 10036(19)(20)	2,001,400	6%

(1)	Based on 33,863,591 shares of our common stock outstanding on March 13, 2009. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days of March 13, 2009 are considered to be outstanding and beneficially owned by such person. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Includes (i) 624,816 shares held of record by Michael Hsing and Sharon Z. Hsing, husband and wife, as joint tenants, (ii) 133,040 shares held of record by Michael Hsing and Sharon Hsing, Co-Trustees of the Michael Hsing 2004 Trust, (iii) 133,040 shares held of record by Michael Hsing and Sharon Hsing, Co-Trustees of the Sharon Hsing 2004 Trust, (iv) 452,708 shares of our common stock issuable under options exercisable within 60 days of March 13, 2009 and (v) 22,500 shares of restricted stock.
(3)	Includes (i) 160,582 shares of our common stock issuable upon options exercisable within 60 days of March 13, 2009 and (ii) 12,250 shares of restricted stock.
(4)	Includes (i) 209,655 shares of our common stock issuable under options exercisable within 60 days of March 13, 2009 and (ii) 55,375 shares of restricted stock. Excludes 77,187 shares of our common stock issuable under options exercisable within 60 days of March 13, 2009 and 7,472 shares owned by Julia Chu, Mr. Xiao’s wife. See Certain Relationships and Related Transactions below.

(5)	Includes (i) 196,608 shares of our common stock issuable under options exercisable within 60 days of March 13, 2009, (ii) 145,934 shares held of record by Maurice Sciammas and Christina Sciammas, Co-Trustees of the Sciammas Family Living Trust, (iii) 29,671 shares held of record by Maurice Sciammas and Christina Sciammas, Co-Trustees of the Maurice Sciammas 2004 Trust, (iv) 29,671 shares held of record by Maurice Sciammas and Christina Sciammas, Co-Trustees of the Christina Sciammas 2004 Trust and (v) 32,000 shares of restricted stock.
(6)	Includes (i) 41,375 shares of our common stock issuable under options exercisable within 60 days of March 13, 2009 and (ii) 13,250 shares of restricted stock.
(7)	Includes 15,000 shares of our common stock issuable upon options exercisable within 60 days of March 13, 2009.
(8)	Includes (i) 51,388 shares held of record by InveStar Capital, Inc. and (ii) 371,819 shares held of record by VCFA Growth Partners, L.P. For each of these entities, the voting and/or dispositive power is held by Mr. Chang. Mr. Chang disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in such shares.
(9)	Includes 125,000 shares of our common stock issuable upon options exercisable within 60 days of March 13, 2009.
(10)	Includes 15,000 shares of our common stock issuable upon options exercisable within 60 days of March 13, 2009.
(11)	Includes 45,000 shares of our common stock issuable upon options exercisable within 60 days of March 13, 2009.
(12)	Includes 15,000 shares of our common stock issuable upon options exercisable within 60 days of March 13, 2009.
(13)	Includes (i) 495,964 shares held in the Moyer Family Revocable Trust (ii) 111,999 shares of our common stock issuable under options exercisable within 60 days of March 13, 2009 and (iii) 4,750 shares of restricted stock.
(14)	Includes 47,097 shares of our common stock issuable under options exercisable within 60 days of March 13, 2009.
(15)	Includes 1,435,024 shares of our common stock issuable under options exercisable within 60 days of March 13, 2009.
(16)	Pursuant to a 13G filed with the SEC on February 17, 2009, (i) Devonshire Street, a wholly-owned subsidiary of FMR LLC and a registered investment advisor beneficially owns 2,086,176 shares and Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole dispositive power over 2,086,176 shares owned by the Funds and (ii) Pyramis Global Advisors Trust Company (PGATC), an indirect wholly-owned subsidiary of FMR LLC and a bank beneficially owns 473 shares and Edward C. Johnson 3d and FMR LLC, through its control of PGATC, each has sole dispositive power over 473 shares and sole power to vote or to direct the voting of 473 shares of common stock owned by the institutional accounts managed by PGATC.
(17)	Pursuant to a 13G filed with the SEC on February 13, 2009, Kingdom Ridge Capital Master Fund, Ltd., Kingdom Ridge Capital, LLC and Christopher Zepf share voting and dispositive power over 1,788,100 shares of our common stock as of December 31, 2008.
(18)	Pursuant to a 13G filed with the SEC on February 13, 2009, Rainier Investment Management, Inc. beneficially owns and has sole dispositive power over 1,753,950 shares.
(19)	Pursuant to a 13G filed with the SEC on February 11, 2009, TimesSquare Capital Management, LLC beneficially owns and has sole dispositive power over 2,001,400 as of December 31, 2008
(20)	Represents ownership as of December 31, 2008 obtained from Form 13G filings. The ownership as of March 13, 2009 was not publicly available.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act and regulations of the SEC thereunder require the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of initial ownership and changes in ownership with the SEC. Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during 2008, all of the Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were complied with, except for three late Forms 4, including one each for Maurice Sciammas, Deming Xiao, Adriana Chiocchi and Herbert Chang. The Forms 4 were filed upon discovery that they had not been filed on time.

Certain Relationships and Related Transactions

In 2008 the Company granted to Julia Chu, an employee of MPS and the wife of Deming Xiao, President of MPS Asia Operations, the following options and restricted stock units with a total value of $0.2 million as calculated in accordance with FAS 123(R):

Date of Grant	Type of Grant	Number of Shares	Exercise Price	Vesting Schedule
February 8, 2008	Option	3,000	$15.60	50% two years after the vesting commencement date; 1/48th monthly thereafter

February 8, 2008	Restricted Stock Unit	3,000	$—	50% each year following the vesting commencement date

August 5, 2008	Restricted Stock Unit	2,000	$—	25% each year following the vesting commencement date

October 28, 2008	Option	10,000	$15.74	50% two years after the vesting commencement date; 1/48th monthly thereafter

On December 16, 2008, our Compensation Committee approved certain amendments to the employment contracts for Michael Hsing, C. Richard Neely, Jr., Maurice Sciammas, Deming Xiao and Adriana Chiocchi designed to, among other things, ensure compliance with Section 409A of the Internal Revenue Code. In addition, the employment contracts were revised to provide for “gross-up” payments sufficient to pay the applicable excise tax and, in the case of Mr. Hsing, any additional federal or state taxes, arising from severance payments and other benefits payable to such executive officers that would constitute “parachute payments” under Section 280G of the Internal Revenue Code.

These transactions were approved by the Board, and not specifically by the Audit Committee.

The Company has a written policy on related party transactions, as defined in the Company’s Code of Ethics and Business Conduct and the Audit Committee Charter. In accordance with the Company’s Code of Ethics and Business Conduct, it is the responsibility of our employees and directors to disclose any significant financial interest in a transaction between the Company and a third party, including an indirect interest, through, for example, a relative or significant other. It is also the responsibility of our Audit Committee, as described in the Audit Committee Charter, to review on an ongoing basis all related party transactions and approve these transactions before they are entered into.

EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

Overview

The goal of our named executive officer compensation program is the same as our goal for operating the Company—to create long-term value for our stockholders. Toward this goal, we have designed and implemented our compensation programs for our named executives to reward them for sustained financial and operating performance and leadership excellence, to align their interests with those of our stockholders and to encourage them to remain with the company for long and productive careers. Most of our compensation elements simultaneously fulfill one or more of our performance, alignment and retention objectives. These elements consist of salary, long-term equity and short-term non-equity incentive compensation. In deciding on the type and amount of compensation for each executive, we focus on both current pay and the opportunity for future compensation. We combine the compensation elements for each executive in a manner we believe optimizes the executive’s contribution to the Company.

Determining Compensation

Frederic W. Cook & Co. was retained by Monolithic Power Systems’ Compensation Committee in August 2007 to conduct an independent review of the Company’s executive compensation program, focusing on:

1.	Its external reasonableness compared to publicly-traded technology companies of similar size and market value; and

2.	The program’s effectiveness in supporting the Company’s ongoing business strategy.

Other than its independent review of the Company’s executive compensation program, Frederic W. Cook & Co. did not perform any other work for the Company.

In its review of the Company’s executive compensation program, Frederic W. Cook & Co. considered all elements of total direct compensation for MPS’ Chief Executive Officer, Chief Financial Officer and its next four most highly compensated officers. Frederic W. Cook & Co.’s review included an analysis of cash compensation, including non-equity incentive plan awards and equity incentives for both individual officers and the Company in the aggregate. For equity award grants, consideration was given to equity ownership interest, Company-wide annual share usage rates, stock-based compensation expense related to equity awards and total potential dilution from equity compensation programs.

In 2007, MPS’ compensation programs were compared to 19 publicly-traded semiconductor companies, with market capitalization between approximate $250 million and $2.0 billion. MPS’ market capitalization was in the mid-range of the group, making it ideal for direct compensation comparisons. Furthermore, it also ensures the reasonableness of the benchmark study. The peer group was developed by Frederic W. Cook & Co. with the assistance from management and the Compensation Committee and included: Advanced Analogic, Amis Holdings, Applied Micro Circuits, Cirrus Logic, Diodes, Genesis Microchip, IXYS, Micrel, Microsemi, NetLogic, Pericom, Power-One, Semtech, Silicon Laboratories, Skyworks Solutions, SiRF Technologies, Supertex, Triquint, and Volterra. The results at that time identified a shortfall in the salary and target non-equity incentive plan award for our executive officers, which would be generally uncompetitive over time.

Based on the results of the 2007 study, Frederic W. Cook & Co. recommended that we change our compensation philosophy, which has worked well in the past but was more appropriate for a pre-IPO company, so that it is sustainable for a performance-oriented public company. The study corroborated the Compensation Committee’s belief that there should be an appropriate mix between equity incentive awards and cash payments in order to meet the Company’s stated objectives. The mix of compensation elements is designed to reward recent results and motivate long-term performance through a combination of cash and equity incentive awards and takes into consideration financial, operational and strategic metrics, which impact the performance of our stock. It also serves to motivate and retain key personnel.

To address the shortfall in the base compensation of our executive officers, the Compensation Committee, on October 25, 2007, approved an increase in the base salaries effective November 1, 2007. The salaries for certain of our named executives were reviewed by the Compensation Committee on July 29, 2008 and again on February 3, 2009. The increase in the base salaries for certain of our named executive officers were approved in order to be more competitive and consistent with the salaries of certain positions of the benchmark companies used in the study conducted by Frederick W. Cook & Co. The base salary increases were as follows:

Named Executive Officer	2008 Base Salary Change	2009 Base Salary Change
Deming Xiao	—	$20,000
Maurice Sciammas	—	$20,000
Adriana Chiocchi	$28,000	—

The current salaries for our named executives are as follows:

Named Executive Officer	Base Salary
Michael Hsing	$400,000
C. Richard Neely, Jr.	$280,000
Deming Xiao	$300,000
Maurice Sciammas	$300,000
Adriana Chiocchi	$280,000

The increase in the base salaries of our executive officers in 2007, 2008 and 2009 generally brought the cash compensation up to competitive levels of the peer group, with the exception of Michael Hsing, who is a co-founder of the Company and is below the average of the companies for which MPS was compared. The Compensation Committee feels that these are appropriate levels of compensation for the executive officers because it would make the salaries more competitive and consistent with the salaries offered at the benchmark companies.

In 2008, we did not conduct another comprehensive compensation study for our executive officers, as we believed that the data obtained from the study in 2007 was still relevant.

The Role of the Compensation Committee and CEO

The Compensation Committee of our Board has primary responsibility for overseeing the design, development and implementation of the compensation program for the CEO and the other named executives. The Compensation Committee Charter, which is available in the “Investor Relations” section of our website at http://www.monolithicpower.com, was originally adopted on October 26, 2007, and is updated periodically. The Compensation Committee meets on no less than a quarterly basis (in 2008 it met seven (7) times) and has the authority to delegate any of its responsibilities to subcommittees as appropriate.

The Compensation Committee independently evaluates the performance of the CEO and determines CEO compensation in light of the goals and objectives of the compensation program. The CEO and the Compensation Committee together assess the performance of the other named executives and determine their compensation, based on initial recommendations from the CEO. Our CEO assists the Compensation Committee in reaching compensation decisions with respect to the named executive officers other than himself. The other named executive officers do not play a role in their own compensation determination, other than calculating achievement to discrete financial objectives, discussing individual performance objectives with the CEO and assisting with the compilation of external benchmark data for the Compensation Committee to review. The Company’s CEO regularly attends the meetings of the Compensation Committee. In 2008, the Company’s CEO attended all of the meetings of the Compensation Committee. The Compensation Committee does, however, regularly meet in closed session without the CEO present.

Long-term, Equity Incentive Compensation

Long-term equity awards are designed to reward and retain our valued executives, to effectively compete for executives that can strategically position the Company for future growth and financial success, and to encourage our executives to focus on achieving both short-term goals as well as long term development goals for the future.

Stock option awards are granted to encourage long-term retention and performance and remain a popular means of compensation for the following reasons: (1) goal-setting is not required; (2) it is essentially tax-deferred; and (3) employees generally receive more of them than if restricted shares were used, which then increases the upside potential if the stock price increases. Performance units are generally granted in fewer quantities and are used to reward individual outstanding performance. There are several types of performance units:

1. Those that convey immediate value on vesting, and as such, the executive is assured some amount of value as long as he/she remains employed through the vesting period. Vesting periods may vary, at the discretion of the Compensation Committee. Generally, options granted to our named executive officers vest over a period of four years and performance units vest over a period of two to four years as determined by the Compensation Committee. The Compensation Committee believes that these vesting schedules for our named executive officers are appropriate because such vesting periods provide a proper incentive to the named executive officers while still retaining the long-term retention goals of such awards; and

2. Those that have an acceleration component which are based on performance-based objectives. These performance-based objectives include, but are not limited to revenue growth relative to the semiconductor industrial average, earnings margins within the industry standard, coordination of design activities and new product development.

In granting options and performance units to our named executive officers under the Company’s 2004 Equity Incentive Plan, the Compensation Committee bases the size of the awards on such considerations as the value of options and restricted stock awarded to individuals in comparable positions at peer group companies, the Company’s and individual’s performance against the Company’s goals and the goals set for such individual, the number of options and performance units currently held by the executive officer and the overall percentage of shares held by executive officers. In 2008, we granted equity awards to purchase our common stock to our incumbent officers, based on the Company’s performance and each individual’s current and past performance and the achievement of certain performance-based objectives.

The grants to the majority of our named executives were made in February 2008 and October 2008, after the fiscal year 2007 and first-half 2008 results were available and after which the goals of our executives were assessed. The timing of the grants is made pursuant to a policy established by the Compensation Committee (please see below for further details).

In 2008, based on the recommendation of Frederic Cook & Co. from the previous year, which recommendation was based on our competitive data, we granted a combination of time-based and performance-based options and restricted awards to our employees, including our named executive officers. This combination will allow us to retain certain key individuals and will reward individuals when short-term performance goals are met. 100% of the options granted in 2008 were on a purely time-based vesting schedule and 100% of the performance units granted in 2008 had some performance-based vesting component. The Compensation Committee feels these percentages are appropriate based on the competitive data that was reviewed.

In 2008, the equity grants as a percentage of total compensation for each of the named executive officers was as follows:

Named Executive Officer	Equity Awards as % of Total Compensation
Michael Hsing	160%
C. Richard Neely, Jr.	56%
Deming Xiao	133%
Maurice Sciammas	70%
Adriana Chiocchi	52%

The assumptions used to calculate the value of stock options and awards, for which the above percentages were determined, are set forth under Note 7 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal 2008 filed with the SEC on February 27, 2009. These amounts reflect the Company’s accounting expense for these options and awards, and do not correspond to the actual value that will be recognized by the named executive officers.

Short-Term, Non-Equity Incentive Compensation

On May 28, 2008, the Compensation Committee approved a non-equity incentive plan based on meeting certain revenue and non-GAAP financial targets and achieving certain corporate and individual goals. The Compensation Committee felt these goals were appropriate because these are items that the Company uses to measure its performance. For purposes of this metric, non-GAAP operating income is defined as GAAP operating income, less stock-based compensation expense and extraordinary one time charges. The plan has variable performance payouts based on achieving financial and discretionary goals. The plan has a maximum payout of 200% and 195% of target for the CEO and named executive officers, respectively, based on goals that would require significantly better performance to the criteria stated above. The plan also has a discretionary component that provides that the CEO may recommend certain additional bonus amounts, subject to the final approval of the Compensation Committee. The maximum payout for each of our named executive officers in 2009 is as follows.

Name	Maximum 2009 Performance Bonus
Michael R. Hsing	$880,000
C. Richard Neely, Jr.	$437,000
Deming Xiao	$468,000
Maurice Sciammas	$468,000
Adriana Chiocchi	$437,000

Severance and Change-in-Control Arrangements

We have severance and change-in-control arrangements with certain of our named executive officers pursuant to employment agreements, which provide for such executives to receive certain payments and benefits upon termination of their employment with the Company in certain circumstances, including in connection with a change-in-control. For all change-in-control arrangements, the named executive officer is entitled to benefits if their employment is terminated without cause or if they leave for good reason within one year following a change-in-control. A change-in-control of the Company refers to a merger or consolidation after which our shareholders do not hold a majority of our outstanding voting securities, any transaction involving the transfer of greater than 50% of our voting power, or a sale of substantially all our assets. “Cause” is generally defined as: the named executive officer’s failure to perform the duties or responsibilities of his or her employment, the named executive officer personally engaging in illegal conduct that is detrimental to the Company, the named executive officer being convicted of or pleading nolo contendere to a felony or other crime involving moral turpitude, or the named executive officer committing a material act of dishonesty, fraud or misappropriation of property. “Good Reason” generally means the named executive officer’s termination of employment following the expiration of any cure period following the occurrence of: a material reduction in compensation (except where a substantially equivalent reduction is applied to all officers of the Company), a material reduction in the named executive officer’s duties, or a material change in the location at which the named executive officer performs services.

The Company implemented the severance and change-in-control agreements for retention purposes and to ensure the continued loyalty and service of our named executive officers notwithstanding the possibility of a change-in-control. Severance and change-in-control arrangements and triggers were benchmarked against our peer group. These arrangements are discussed in “Potential Payments Upon Termination or Change-in-Control” below.

Other Compensation

The Compensation Committee does not provide compensation packages for our executives that include extravagant perquisites nor do we provide our executives with non-qualified deferred compensation plans and defined benefit plans, other than our 401(k) plan for which our Company does not make a matching contribution. The Company also offers a number of other benefits to named executive officers pursuant to benefit programs that provide for broad-based employee participation. These benefit programs include the Employee Stock Purchase Program, broad-based restricted stock unit awards, medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance and health and dependent care flexible spending accounts.

We do not provide pension arrangements or post-retirement health coverage for our named executive officers or other employees.

Equity Incentive Grant Policies

On October 21, 2008, the Board approved our current Monolithic Power Systems Equity Award Grant Policy which is designed to comply with: (i) the administrative provisions of the Company’s 2004 Equity Incentive Plan and such other plans as the Company may adopt from time to time (collectively, “the Plans”), (ii) the requirements of the Delaware General Corporation Law, (iii) the corporate governance requirements of NASDAQ, (iv) applicable rules and regulations of the SEC, including those relating to Section 16 of the 1934 Act, and (v) relevant sections of the Internal Revenue Code, including Sections 422 (incentive stock options), 409A (deferred compensation) and 162(m) (performance based compensation). Grants to our named executive officers are made pursuant to this policy. Grants to our named executive officers must be approved by the Board and will only be granted at specific times during the year, as described in further detail below.

Plan and Corporate Authorization

Under the Plans, the authorization to administer the grant of equity incentive awards is conferred upon the Board or any committee of the Board as properly constituted under applicable laws.

The Board has delegated to the Compensation Committee of the Board the authority to serve as administrator of the Plans (including the authority to grant awards thereunder), and has approved a charter outlining the responsibilities of this committee which also includes this express authority. The delegation of authority to the Compensation Committee is not exclusive; the Board retains the right to formally approve award grants as well. The Compensation Committee may form and delegate authority to subcommittees when appropriate.

In addition, the Board has delegated limited authority only for grants of equity awards under the Plans to new employees and consultants to a committee consisting of the Chief Executive Officer (the “Equity Award Committee”). Grant documentation approved by the Equity Award Committee through unanimous written consent will also be verified through a second signature. The authority does not extend to grants to the named executive officers.

The delegation of authority to the Equity Award Committee is not exclusive; the Board and Compensation Committee retain the right to formally approve award grants as well.

Equity Grants to New Hires

It is the Company’s policy not to time equity award grants in relation to the release of material non-public information, and it is the intent of this policy to specify the timing of effectiveness of equity awards granted hereunder in order to avoid such timing. This policy applies to all employees of the Company, including the named executive officers.

Grants to new hire employees and consultants (other than Executive Officers as defined below) will generally be made on the first Monday and third Monday of each month. Management submits the Company’s employee equity award recommendations to the Equity Award Committee and/or the Compensation Committee and, if such equity awards are approved by the Equity Award Committee or the Compensation Committee, such equity awards will be granted effective as of the date of a meeting approving such awards as evidenced by written minutes of such meeting or the date of the last verification signature or electronic verification over email in the event of a written consent in lieu of the meeting. In the event that the Compensation Committee meets on any date other than the first Monday or third Monday of the month, the awards approved at such meeting for new hire employees who are not Executive Officers will be granted and priced effective as of the next scheduled grant date.

New hire grants made to “Executive Officers” (defined as the Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, Chief Operations Officer, President, employees who are members of the Board and any other employee determined by the Board to be an Executive Officer) may not be granted by the Equity Award Committee and will only be granted on the date of the next regularly scheduled Board meeting subsequent to the Executive Officer’s start date and following approval of such grant by the Compensation Committee.

Equity Grants to Existing Employees or Incumbent Members of the Board

Generally, annual grants of equity awards shall be made to key performers quarterly at a regularly scheduled Board meeting for employees who are not Executive Officers. Grants of equity awards to Executive Officers shall be made four times per year in an open trading window by the Board or the Compensation Committee at a regularly scheduled meeting following the approval of such equity awards by the Compensation Committee to help avoid making such grants at a time when the Company’s trading market may not be in possession of material information regarding the Company.

Equity awards to non-employee members of the Board shall be made by the Board or pursuant to any automatic grant provisions in the Plans.

Prior to the adoption of a formal equity incentive grant policy, we granted equity instruments in a manner similar to the process described above.

There are no stock ownership guidelines for the Company’s named executive officers. The Company has chosen not to implement stock ownership guidelines for its named executive officers because there are a limited number of executive officers of the Company and many of them own a large number of shares in the Company. As of December 31, 2008, our executive officers, directors and affiliates beneficially owned 15% of the Company’s common stock.

Tax and Accounting Impacts of Equity Grants

In issuing equity incentive grants to our employees, including our named executive officers, the accounting and tax impacts on the Company’s income statement are looked at regularly and are an integral part of the financial planning process.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with the Company’s management. Based upon such review and discussion, the Compensation Committee recommended that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the 2009 Annual Meeting of Stockholders.

Members of the Compensation Committee:

Umesh Padval, Chairman

Karen A. Smith Bogart

Herbert Chang

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during 2008 were Karen A. Smith Bogart, Herbert Chang, and Umesh Padval. No Compensation Committee member was at any time during 2008, or at any other time, an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company serves on the board or compensation committee of any entity that has one or more executive officers serving on the Company’s Board or Compensation Committee.

Summary Compensation Table

The following table sets forth the annual compensation for our Chief Executive Officer, Chief Financial Officer and our five other most highly compensated executive officers in 2008, 2007 and 2006, who together constitute our named executive officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)	Total ($)
Michael R. Hsing, Chief Executive Officer, President and Director	2008	400,000		—		104,747	524,157	545,100	—	1,574,004
	2007	325,231		—		—	440,923	188,500	—	954,654
	2006	280,000		—		—	481,162	80,000	—	841,162

C. Richard Neely, Jr., Senior Vice President and Chief Financial Officer	2008	280,000		—		124,195	347,934	246,500	—	998,630
	2007	254,269		—		36,590	395,814	145,000	—	831,673
	2006	249,808		—		—	527,558	70,875	—	848,241

Deming Xiao, Senior Vice President of Operations	2008	280,000		—		352,455	262,763	276,500	—	1,171,718
	2007	254,269		—		88,973	256,190	145,000	—	744,433
	2006	250,000		—		39,805	272,733	70,070	—	632,608

Maurice Sciammas, Senior Vice President of Worldwide Sales and Tactical Marketing	2008	280,000		—		263,395	292,484	276,500	—	1,112,380
	2007	254,269		—		318,494	264,771	145,000	—	982,535
	2006	250,000		—		130,412	328,814	64,925	—	774,152

Adriana G. Chiocchi,	2008	262,985		—		142,991	373,649	245,950	—	1,025,575
Senior Vice President,	2007	228,842		—		44,293	272,722	116,000	—	661,858
Chief Legal Officer and Corporate Secretary	2006	51,923	(1)	11,250	(2)	—	41,180	3,125	—	107,479

(1)	Ms. Chiocchi joined us in October 2006. Ms. Chiocchi’s annual base salary was $225,000.
(2)	Pro rata amount earned in 2006 based on an employment agreement between the Company and Ms. Chiocchi dated October 2, 2006.
(3)	Stock awards consist only of restricted stock awards and performance units. Reflects the dollar amount recognized for financial statement reporting purposes (disregarding an estimate of forfeitures related to service-based vesting conditions) for fiscal 2008, 2007 and 2006, respectively, in accordance with FAS 123(R), and thus may include amounts from awards granted in prior years. The assumptions used to calculate the value of stock awards are set forth under Note 7 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal 2008 filed with the SEC on February 27, 2009. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.
(4)	Reflects the dollar amount recognized for financial statement reporting purposes (disregarding an estimate of forfeitures related to service-based vesting conditions) for fiscal 2008, 2007 and 2006, respectively, in accordance with FAS 123(R), and thus may include amounts from awards granted in prior years. The assumptions used to calculate the value of stock awards are set forth under Note 7 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal 2008 filed with the SEC on February 27, 2009. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.
(5)	The Non-Equity Incentive Compensation amounts for Messrs. Hsing, Neely, Xiao and Sciammas and Ms. Chiocchi are based on the Company’s non-equity incentive plan, the details of which are disclosed in the Compensation Discussion Analysis, Short-term, Non-Equity Incentive Compensation section in this Proxy Statement on Schedule 14A. These amounts have been approved by the Compensation Committee of the Board and take into consideration each individual’s performance as well as the Company’s achievement of non-GAAP financial targets for the year ended December 31, 2008.

Grants of Plan-Based Awards for the Fiscal Year Ended December 31, 2008

The following table sets forth information regarding plan-based awards to our named executive officers during the fiscal year ended December 31, 2008.

All equity awards were granted pursuant to our 2004 Equity Incentive Plan. Options were granted with an exercise price per share equal to the fair market value of our common stock on the date of grant.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards
		Target ($)	Maximum ($)
Michael R. Hsing	2/8/2008			30,000	—	—	468,000
	2/8/2008			—	75,000	15.60	420,300
	10/28/2008			—	300,000	15.74	1,627,380
		400,000	880,000	—	—	—

C. Richard Neely, Jr.	2/8/2008			10,000	—	—	156,000
	2/8/2008			—	23,450	15.60	131,414
	10/28/2008			—	50,000	15.74	271,230
		224,000	437,000	—	—	—

Deming Xiao	2/8/2008			60,000	—	—	936,000
	2/8/2008			—	23,450	15.60	131,414
	10/28/2008			—	90,000	15.74	488,214
		240,000	468,000	—	—	—	—

Maurice Sciammas	2/8/2008			10,000	—	—	156,000
	2/8/2008			—	23,450	15.60	131,414
	10/28/2008			—	90,000	15.74	488,214
		240,000	468,000	—	—	—	—

Adriana G. Chiocchi	2/8/2008			10,000	—	—	156,000
	2/8/2008			—	18,750	15.60	105,075
	10/28/2008			—	50,000	15.74	271,230
		224,000	437,000	—	—	—

(1)

Grant of options based on a four year vesting schedule, 50% vesting two years after the vesting commencement date and 1/48th vesting each month thereafter. The assumptions used to calculate the value of stock awards are set forth under Note 7 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal 2008 filed with the SEC on February 27, 2009. Grant of all other stock awards, which are restricted stock units, are based on a four year vesting schedule, 25% vesting each year after the vesting commencement date.

Outstanding Equity Awards at Fiscal 2008 Year-End

The following table sets forth, as to the named executive officers, certain information concerning the outstanding equity awards at December 31, 2008.

	Option Awards(1)					Stock Awards(2)
Name	Stock Options Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Restricted Stock Vesting Commencement Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Michael R. Hsing	1/13/2004	350,000	—	5.00	1/13/2014	2/8/2008	30,000	378,300
	1/26/2005	34,270	730	7.77	1/26/2015
	2/27/2007	—	125,000	12.99	2/27/2014
	8/3/2007	—	75,000	18.77	8/3/2014
	2/8/2008	—	75,000	15.60	2/8/2015
	10/28/2008	—	300,000	15.74	10/28/2015

C. Richard Neely, Jr.	9/6/2005	96,000	37,500	8.41	9/22/2015	8/3/2007	4,750	59,898
	10/26/2006	37,916	32,084	11.85	10/26/2013	2/8/2008	10,000	126,100
	8/3/2007	—	30,000	18.77	8/3/2014
	2/8/2008	—	23,450	15.60	2/8/2015
	10/28/2008	—	50,000	15.74	10/28/2015

Deming Xiao	9/10/2003	48,334	—	1.20	9/11/2013	6/15/2005	5,625	70,931
	1/13/2004	46,875	—	5.00	1/23/2014	8/3/2007	4,750	59,898
	12/1/2004	70,696	—	10.91	12/7/2014	2/8/2008	60,000	756,600
	10/26/2006	37,916	32,084	11.85	10/26/2013
	8/3/2007	—	40,000	18.77	8/3/2014
	2/8/2008	—	23,450	15.60	2/8/2015
	10/28/2008	—	90,000	15.74	10/28/2015

Maurice Sciammas	7/15/2002	6,776	—	1.20	7/17/2012	8/3/2007	4,750	59,898
	9/10/2003	60,000	—	1.20	9/11/2013	2/8/2008	10,000	126,100
	1/26/2005	23,500	500	7.77	1/26/2015
	6/15/2005	72,500	12,500	9.32	6/15/2015
	10/26/2006	21,666	18,334	11.85	10/26/2013
	8/3/2007	—	57,000	18.77	8/3/2014
	2/8/2008	—	23,450	15.60	2/8/2015
	10/28/2008	—	90,000	15.74	10/28/2015

Adriana G. Chiocchi	10/2/2006	25,750	68,750	11.85	10/26/2013	8/3/2007	5,750	72,508
	8/3/2007	—	57,000	18.77	8/3/2014	2/8/2008	18,750	236,438
	2/8/2008	—	18,750	15.60	2/8/2015
	10/28/2008	—	50,000	15.74	10/28/2015

(1)	Grants of options are based on a four year vesting schedule, 25% vesting one-year after the vesting commencement date and 1/48th vesting each month thereafter. Grants of options on or after October 26, 2006 are refresh grants and based on a four year vesting schedule, 50% vesting after two years from vesting commencement date and 1/48th vesting each month thereafter.
(2)	Grants of stock awards vest as follows: The grant to Mr. Xiao in June 2005 vest 25% each year following the vesting commencement date. All grants in 2008 vest 25% each year following the vesting commencement date, unless the grants are accelerated based on satisfying certain performance goals as detailed in the Compensation Discussion and Analysis, Long-term, Equity Incentive Compensation section in this Proxy Statement on Schedule 14A. All other grants vest 50% each year following the vesting commencement date. The market value of the shares that have not vested is based on the closing market price of the stock on the last trading day of fiscal 2008 of $12.61.

Option Exercises and Stock Vested For Fiscal Year Ended December 31, 2008

The following table sets forth, as to the named executive officers, certain information concerning the options exercised and stock vested during the year ended December 31, 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael R. Hsing	60,000	1,279,800	—	—
C. Richard Neely, Jr.	21,000	352,130	4,750	119,415
Deming Xiao	80,762	1,849,949	10,375	264,765
Maurice Sciammas	35,000	720,229	24,750	418,690
Adriana G. Chiocchi	18,500	221,260	5,750	144,555

Equity Compensation Plan Information

The following table provides information as of December 31, 2008 about our Common Stock that may be issued upon exercise of options granted to employees, consultants or members of our Board under all existing equity compensation plans, including the 1998 Stock Option Plan, the 2004 Equity Incentive Plan and the 2004 Employee Stock Purchase Plan.

Plan Category	Number of securities issuable upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of shares remaining available for future issuance
Equity compensation plans approved by security holders	8,196,637	$12.62	2,854,703	(1)

(1)	Includes 813,601 shares of Common Stock reserved for issuance under the Company’s 2004 Equity Incentive Plan and 2,041,102 shares of Common Stock reserved for issuance under the Company’s 2004 Employee Stock Purchase Plan. The Company’s 2004 Equity Incentive Plan incorporates an evergreen provision pursuant to which on January 1 of each year, the aggregate number of shares of Common Stock reserved for issuance under the Company’s 2004 Equity Incentive Plan will increase by a number of shares equal to the least of (i) 5% of the outstanding shares of the Company’s common stock on the first day of the fiscal year, (ii) 2,400,000 shares or (iii) a lesser number of shares determined by the Company’s Board. The Company’s 2004 Employee Stock Purchase Plan additionally incorporates an evergreen provision pursuant to which on January 1 of each year, the aggregate number of shares of Common Stock reserved for issuance will increase by a number of shares equal to the least of (i) 2% of the outstanding shares of the Company’s common stock on the first day of the fiscal year, (ii) 1,000,000 shares or (iii) a lesser number of shares determined by the Company’s Board. No shares remain available for future issuance, under the Company’s 1998 Stock Option Plan, which was terminated in 2004.

Potential Payments Upon Termination or Change-in-Control

Employment and Change-in-Control Arrangements

The following table sets forth, as to the named executive officers, certain entitlements based on employment agreements and change-in-control arrangements. A change-in-control of the Company refers to a merger or consolidation after which our shareholders do not hold a majority of our outstanding voting securities, any transaction involving the transfer of greater than 50% of our voting power, or a sale of substantially all our assets. For all change-in-control arrangements, the named executive is entitled to their benefits if their employment is terminated without cause or if they leave for good reason within one year following a change-in-control. The Company has followed general market practices for senior executives in allowing limited Change-in-Control arrangements for selected officers.

Name	Agreement and Date	Change in Control	Termination Without Cause or Departure for Good Reason

Michael R. Hsing	Employment Agreement dated March 10, 2008	Base salary and benefits for a period of 12 months; acceleration of vesting of 100% of the executives’ unvested options and restricted awards and units.	Base salary and benefits for 12 months; acceleration of vesting of stock options equal to the number of options that would have vested had the executive remained an employee for 12 months following the termination of employment.
	Employment Agreement dated March 10, 2008	Base salary, target annual bonus and benefits for a period of 12 months; acceleration of vesting of 100% of the executives’ unvested options and restricted awards and units.

Base salary, target annual bonus and benefits for six months, as long as the executive is not employed by another company; acceleration of vesting of stock options equal to the number of options that would have vested had the executive remained an employee for six months following the termination of employment.

C. Richard Neely, Jr.

Deming Xiao

Maurice Sciammas

Adriana G. Chiocchi

Each of the employment agreements with the Company’s named executive officers contains a provision whereby during the period of employment and thereafter, the Executive shall not, without the prior written consent of the Company, disclose or use any confidential information or proprietary data other than for the Company’s interest. These employment agreements also contain a covenant not to solicit, beginning with the date of the Executive’s termination and until one year thereafter.

On December 16, 2008, our Compensation Committee approved certain amendments to the employment contract for Michael Hsing designed to, among other things, provide that in the event that any severance payment or other benefits payable to Mr. Hsing constituted “parachute payments” under Section 280G of the Internal Revenue Code and would be subject to the applicable excise tax, the Company will pay Mr. Hsing a “gross-up” payment sufficient to pay the excise tax and any additional federal or state taxes arising from such payments. Prior to approving these amendments, our Compensation Committee reviewed data regarding “gross-up” payments to chief executive officers in our peer group, and decided that these amendments were appropriate in order to maintain a competitive compensation package and provide appropriate incentives to Mr. Hsing.

On December 16, 2008, our Compensation Committee also approved certain amendments to the employment contracts for C. Richard Neely, Jr., Maurice Sciammas, Deming Xiao and Adriana Chiocchi designed to, among other things, provide that in the event that any severance payment or other benefits payable to such persons constituted “parachute payments” under Section 280G of the Internal Revenue Code and would be subject to the applicable excise tax, the Company will pay such persons a “gross-up” payment sufficient to pay the applicable excise tax. The payment of any additional excise tax and any additional federal, state or other taxes arising from the payment made by the Company pursuant to the previous sentence will be the sole responsibility of the individual. Prior to approving these amendments, our Compensation Committee reviewed data regarding “gross-up” payments to named executive officers in our peer group, and decided that these amendments were appropriate in order to maintain competitive compensation packages and provide appropriate incentives to our named executive officers.

Estimated Payments Upon Termination or Change-in-Control

The following table sets forth the payments required to be made to each named executive officer in connection with the termination of their employment upon specified events assuming a stock price of $12.61 per share, the closing price on December 31, 2008. The amounts shown also assume that the termination was effective December 31, 2008, and thus include amounts earned through such time and are estimates of the amounts which would be paid out in a lump sum to the executives upon their termination. These amounts do not include any tax benefits for which the Company may become liable as a result of the employment agreements between the Company and the named executives. The actual amounts paid can only be determined at the time of the termination of the executive’s employment.

	Change of Control				Termination without Cause or Departure for Good Reason
Name	Base Salary and Target Bonus	Stock Options and Awards	Insurance Benefits	Total Compensation	Base Salary and Target Bonus	Stock Options and Awards	Insurance Benefits	Total Compensation
Michael R. Hsing	800,000	381,833	17,037	1,198,871	800,000	98,108	8,519	906,627
C. Richard Neely, Jr.	504,000	367,881	12,148	884,029	252,000	143,171	6,074	401,245
Deming Xiao	540,000	911,807	109	1,451,916	270,000	266,726	54	536,780
Maurice Sciammas	540,000	243,476	17,027	800,503	270,000	78,870	8,513	357,383
Adriana G. Chiocchi	504,000	250,858	17,027	771,884	252,000	45,775	8,513	306,288

AUDIT COMMITTEE REPORT

The purpose of the Audit Committee is to provide oversight of the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements; appoint independent auditors to audit the Company’s financial statements; and assist the Board in the oversight of: (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, and (iv) the Company’s internal accounting and financial controls. In addition, the Audit Committee provides the Board with such information and materials as it may deem necessary to make the Board aware of financial matters requiring the attention of the Board.

The Audit Committee has a duly adopted charter, which it reviews on an annual basis. The Audit Committee has determined that it had fulfilled its responsibilities under the Audit Committee Charter in 2008.

The Audit Committee is responsible for recommending to the Board that the Company’s financial statements be included in the Company’s Annual Report on Form 10-K. The Audit Committee took a number of steps in making this recommendation for 2008, including:

•	reviewing and discussing the audited financial statements with the Company’s independent registered public accounting firm and management;

•

discussing with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•

receiving the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the Audit Committee concerning independence, and discussing with the independent registered public accounting firm their independence.

Based upon the reviews and discussions described in this Report, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

Members of the Audit Committee (as of the date the actions above were taken):

Alan Earhart, Chairman

Victor K. Lee

Douglas McBurnie

OTHER MATTERS

The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Company may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

Dated: April 2, 2009	/s/ Adriana Chiocchi
Adriana Chiocchi
Corporate Secretary

MONOLITHIC POWER SYSTEMS, INC. ANNUAL MEETING TO BE HELD ON 05/21/09 AT 10:00 A.M. PDT

FOR HOLDERS AS OF 03/23/09* ISSUER CONFIRMATION COPY - INFO ONLY *

14 1-0001 THIS FORM IS PROVIDED FOR INFORMATIONAL

PURPOSES ONLY. PLEASE DO NOT USE IT FOR VOTING PURPOSES.

609839105

DIRECTORS

DIRECTORS RECOMMEND: A VOTE FOR ELECTION OF THE FOLLOWING NOMINEES 0010100 1 - 01-KAREN A. SMITH BOGART,02-JAMES C. MOYER

PROPOSAL(S)

2 -VOTE TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF MONOLITHIC POWER SYSTEMS, INC FOR 2009.

DIRECTORS RECOMMEND

FOR 0010200

*NOTE* SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

MATERIALS ELECTION

As of July 1, 2007, SEC rules permit companies to send you a Notice indicating that their proxy materials are available on the Internet and how you can request a mailed copy. Check the box to the right if you want to receive future proxy materials by mail at no cost to you. Even if you do not check the box, you will still have the right to request a free set of proxy materials upon receipt of a Notice.

VIF11H

FOLD AND DETACH HERE

MONOLITHIC POWER SYSTEMS, INC. 05/21/09 AT 10:00 A.M. PDT

2 -I -S

DIRECTORS

(MARK “X” FOR ONLY ONE BOX)

FOR ALL NOMINEES

WITHHOLD ALL NOMINEES

WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE. WRITE NUMBER(S) OF NOMINEE(S) BELOW.

USE NUMBER ONLY

FOR AGAINST ABSTAIN

2

PLEASE INDICATE YOUR PROPOSAL SELECTION BY FIRMLY PLACING AN “X” IN THE APPROPRIATE NUMBERED BOX WITH BLUE OR BLACK INK X

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Broadridge

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15

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51 MERCEDES WAY EDGEWOOD NY 11717 FOR AGAINST ABSTAIN

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14

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MONOLITHIC POWER SYSTEMS, INC.

ATTN: LEA ANNE NG

6409 GUADALUPE MINES ROAD

SAN JOSE, CA 95120

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SIGNATURES DATE WCS 2-04

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P.O. Box 9138

WRONG WAY

Proxy Services

P.O. Box 9138

Farmingdale NY 11735-9585

VOTING INSTRUCTIONS

TO OUR CLIENTS:

WE HAVE BEEN REQUESTED TO FORWARD TO YOU THE ENCLOSED PROXY MATERIAL RELATIVE TO SECURITIES HELD BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. ONLY WE AS THE HOLDER OF RECORD CAN VOTE SUCH SECURITIES. WE SHALL BE PLEASED TO VOTE YOUR SECURITIES IN ACCORDANCE WITH YOUR WISHES, IF YOU WILL EXECUTE THE FORM AND RETURN IT TO US PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IT IS UNDERSTOOD THAT IF YOU SIGN WITHOUT OTHERWISE MARKING THE FORM YOUR SECURITIES WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS ON ALL MATTERS TO BE CONSIDERED AT THE MEETING.

FOR THIS MEETING, THE EXTENT OF OUR AUTHORITY TO VOTE YOUR SECURITIES IN THE ABSENCE OF YOUR INSTRUCTIONS CAN BE DETERMINED BY REFERRING TO THE APPLICABLE VOTING INSTRUCTION NUMBER INDICATED ON THE FACE OF YOUR FORM.

FOR MARGIN ACCOUNTS, IN THE EVENT YOUR SECURITIES HAVE BEEN LOANED OVER RECORD DATE, THE NUMBER OF SHARES WE VOTE ON YOUR BEHALF HAS BEEN OR CAN BE ADJUSTED DOWNWARD.

INSTRUCTION 1

IF YOUR SECURITIES ARE HELD BY A BROKER WHO IS A MEMBER OF THE NEW YORK STOCK EXCHANGE (NYSE), THE RULES OF THE NYSE WILL GUIDE THE VOTING PROCEDURES. THESE RULES PROVIDE THAT IF INSTRUCTIONS ARE NOT RECEIVED FROM YOU PRIOR TO THE ISSUANCE OF THE FIRST VOTE, THE PROXY MAY BE GIVEN AT DISCRETION OF YOUR BROKER (ON THE TENTH DAY, IF THE MATERIAL WAS MAILED AT LEAST 15 DAYS PRIOR TO THE MEETING DATE: ON THE FIFTEENTH DAY IF THE PROXY MATERIAL WAS MAILED 25 DAYS OR MORE PRIOR TO THE MEETING DATE). IN ORDER FOR YOUR BROKER TO EXERCISE THIS DISCRETIONARY AUTHORITY, PROXY MATERIAL WOULD NEED TO HAVE BEEN MAILED AT LEAST 15 DAYS PRIOR TO THE MEETING DATE, AND THE MATTER(S) BEFORE THE MEETING MUST BE DEEMED “ROUTINE” IN NATURE ACCORDING TO NYSE GUIDELINES. IF THESE TWO REQUIREMENTS ARE MET, AND YOU HAVE NOT COMMUNICATED TO US PRIOR TO THE FIRST VOTE BEING ISSUED, WE MAY VOTE YOUR SECURITIES AT OUR DISCRETION ON THESE MATTER(S). WE WILL NEVERTHELESS FOLLOW YOUR INSTRUCTIONS, EVEN IF OUR DISCRETIONARY VOTE HAS ALREADY BEEN GIVEN, PROVIDED YOUR INSTRUCTIONS ARE RECEIVED PRIOR TO THE MEETING DATE.

IF YOUR SECURITIES ARE HELD BY A BANK, YOUR SHARES CANNOT BE VOTED WITHOUT YOUR SPECIFIC INSTRUCTIONS.

INSTRUCTION 2

IF YOUR SECURITIES ARE HELD BY A BROKER WHO IS A MEMBER OF THE NEW YORK STOCK EXCHANGE (NYSE), THE RULES OF THE NYSE WILL GUIDE THE VOTING PROCEDURES. WE WISH TO CALL YOUR ATTENTION TO THE FACT THAT FOR THIS MEETING UNDER THE RULES OF THE NYSE, WE CANNOT VOTE YOUR SECURITIES ON ONE OR MORE OF THE MATTERS TO BE ACTED UPON AT THE MEETING WITHOUT YOUR SPECIFIC INSTRUCTIONS. THESE RULES PROVIDE THAT IF INSTRUCTIONS ARE NOT RECEIVED FROM YOU PRIOR TO THE ISSUANCE OF THE FIRST VOTE, THE PROXY FOR ONE OR MORE OF THE MATTERS MAY BE GIVEN AT THE DISCRETION OF YOUR BROKER (ON THE TENTH DAY, IF THE MATERIAL WAS MAILED AT LEAST 15 DAYS PRIOR TO THE MEETING, ON THE FIFTEENTH DAY IF THE PROXY MATERIAL WAS MAILED 25 DAYS OR MORE PRIOR TO THE MEETING DATE). IN ORDER FOR YOUR BROKER TO EXERCISE THIS DISCRETIONARY AUTHORITY FOR ONE OR MORE OF THE MATTERS, PROXY MATERIAL WOULD NEED TO HAVE BEEN MAILED AT LEAST 15 DAYS PRIOR TO THE MEETING DATE, AND THE MATTER(S) BEFORE THE MEETING MUST BE DEEMED “ROUTINE” IN NATURE ACCORDING TO NYSE GUIDELINES. IF THESE TWO REQUIREMENTS ARE MET, AND YOU HAVE NOT COMMUNICATED TO US PRIOR TO THE FIRST VOTE BEING ISSUED, WE MAY VOTE YOUR SECURITIES AT OUR DISCRETION ON ONE OR MORE OF THE MATTERS TO BE ACTED UPON AT THE MEETING. WE WILL NEVERTHELESS FOLLOW YOUR INSTRUCTIONS, EVEN IF OUR DISCRETIONARY VOTE HAS ALREADY BEEN GIVEN ON THOSE MATTERS, PROVIDED YOUR INSTRUCTIONS ARE RECEIVED PRIOR TO THE MEETING DATE.

IF YOUR SECURITIES ARE HELD IN THE NAME OF A BANK, WE REQUIRE YOUR INSTRUCTIONS ON ALL MATTERS TO BE VOTED ON AT THE MEETING.

INSTRUCTION 3

IN ORDER FOR YOUR SECURITIES TO BE REPRESENTED AT THE MEETING, IT WILL BE NECESSARY FOR US TO HAVE YOUR SPECIFIC VOTING INSTRUCTIONS. PLEASE DATE, SIGN AND RETURN YOUR VOTING INSTRUCTIONS TO US PROMPTLY IN THE RETURN ENVELOPE PROVIDED.

INSTRUCTION 4

WE HAVE PREVIOUSLY SENT YOU PROXY SOLICITING MATERIAL PERTAINING TO THE MEETING OF SHAREHOLDERS OF THE COMPANY INDICATED.

ACCORDING TO OUR LATEST RECORDS, WE HAVE NOT AS OF YET RECEIVED YOUR VOTING INSTRUCTION ON THE MATTER(S) TO BE CONSIDERED AT THIS MEETING AND THE COMPANY HAS REQUESTED US TO COMMUNICATE WITH YOU IN AN ENDEAVOR TO HAVE YOUR SECURITIES VOTED.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED BELOW AND THAT THE STOCKHOLDERS VOTE “FOR” RATIFICATION OF

THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Please mark your vote as indicated in this example X

1. ELECTION OF DIRECTORS

FOR ALL WITHHOLD FOR ALL *EXCEPTIONS

Nominees:

01 Karen A. Smith Bogart

02 James C. Moyer

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

2. Vote to ratify Deloitte & Touche LLP as our independent registered public accounting firm for 2009.

FOR AGAINST ABSTAIN

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON,

YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE

RETURN ENVELOPE, SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

To assure your representation at the Annual Meeting, please complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope, which requires no postage if mailed in the United States.

If no choice is specified, the proxy will be voted “FOR” items 1 and 2.

Mark Here for Address

Change or Comments

SEE REVERSE

Signature Signature Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

Monolithic Power Systems

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders

The Proxy Statement and the 2008 Annual Report to Stockholders are available at: http://phx.corporate-ir.net/phoenix.zhtml?c=181789&p=proxy

INTERNET

http://www.proxyvoting.com/mpwr

Use the Internet to vote your proxy.

Have your proxy card in hand when you access the web site.

OR

TELEPHONE 1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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PROXY

MONOLITHIC POWER SYSTEMS, INC.

Annual Meeting of Stockholders – May 21, 2009

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Adriana Chiocchi and C. Richard Neely, Jr. and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Monolithic Power Systems, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held Thursday, May 21, 2009 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

Address Change/Comments

(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES

P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

You can now access your Monolithic Power Systems, Inc. account online.

Access your Monolithic Power Systems, Inc. stockholder account online via Investor ServiceDirect® (ISD).

The transfer agent for Monolithic Power Systems, Inc. now makes it easy and convenient to get current information on your stockholder account.

View account status

• View payment history for dividends

• View certificate history

• Make address changes

• View book-entry information

• Obtain a duplicate 1099 tax form

• Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

www.bnymellon.com/shareowner/isd

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

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